Exhibit 21.1

SUBSIDIARIES OF COMPANY

C-Acquisition Corp.

d/b/a Core Systems

1050 Kifer Road

Sunnyvale, CA  94006

Accurel Systems International Corp.

785 Lucerne Drive

Sunnyvale, CA  94085